UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2010 (July 15, 2010)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 15, 2010, Spectra Energy entered into a definitive agreement to purchase the Bobcat Gas Storage assets and development project (Bobcat) from Haddington Energy Partners III LP and GE Energy Financial Services for $540 million. In addition to the purchase price, Spectra Energy expects to invest an additional $400 to $450 million to fully develop the facility by the end of 2015. Once fully operational, the high-deliverability salt dome storage caverns in southeastern Louisiana will have a total working gas storage capacity of 46 billion cubic feet (Bcf). Completion of the transaction is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. The transaction is expected to close before year-end 2010. A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth General Counsel

Date: July 20, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated July 15, 2010